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                                                                      EXHIBIT 22

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Shareholders
Federated Department Stores, Inc.:


We consent to the incorporation by reference in the registration statements (Nos. 333-44373, 333-77089, 333-22737, 333-104017, 333-104204, 333-104205 and
333-104207) on Form S-8 and in the registration statement (No. 333-69682) on Form S-3 of Federated Department Stores, Inc. of our report dated February 24, 2004, with respect to the consolidated balance sheets of Federated Department Stores, Inc. and subsidiaries as of January 31, 2004 and February 1, 2003 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the fiscal years in the three-year period ended January 31, 2004, which report appears in the January 31, 2004 annual report on Form 10-K of Federated Department Stores, Inc.

                                    KPMG LLP

Cincinnati, Ohio
April 15, 2004